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                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                  ENTEX INFORMATION SERVICES OF COLORADO, INC.


            ENTEX Information Services of Colorado, Inc., a corporation organized under the laws of the state of Colorado, does hereby certify as follows:

            1: The name of the corporation is ENTEX Information Services of Colorado, Inc. (the "Corporation").

            2: This Amended and Restated Certificate of Incorporation restates, integrates, amends and supersedes the Corporation's Certificate of Incorporation, as heretofore amended or supplemented (the "Certificate of Incorporation"), and was duly adopted in accordance with the provisions of Sections 7-110-103 and 7-110-107 of the Colorado Business Corporation Act. The number of votes cast by each voting group of shareholders entitled to vote separately on the amendments contained herein was sufficient for approval by that voting group.

            3: The text of the Certificate of Incorporation are amended and restated hereby to read as herein set forth in full:

            FIRST: The name of the corporation is ENTEX INFORMATION SERVICES OF COLORADO, INC. (the "Corporation").

            SECOND: The total number of shares of capital stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock, par value $.0001 per share.

            THIRD: The address of its registered office in the State of Colorado is One Civic Center Plaza, 1560 Broadway, Denver, Colorado 80202 and the name and address of its registered agent is CORPORATION SERVICE COMPANY, One Civic Center Plaza, 1560 Broadway, Denver, Colorado 80202.

            FOURTH: The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Colorado Business Corporation Act.

            FIFTH: The Corporation is to have perpetual existence.

            SIXTH: Cumulative voting of shares of stock of the Corporation shall not be allowed or authorized in the election of the Board of Directors of the Corporation.

            SEVENTH: The Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.
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            EIGHTH: No director of this Corporation shall be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director except as expressly provided in Section 7-109-102 of the Colorado Business Corporation Act or any other present or future provision of Colorado law. It is the intention of this Article EIGHTH to limit the liability of directors of this Corporation to the fullest extent permitted by Colorado law.

            NINTH: The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or serves or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. The Corporation shall pay and advance expenses to directors and officers for matters covered by indemnification to the full extent permitted by such law, and may similarly pay and advance expenses for employees and agents. This Article NINTH shall not exclude any other indemnification or other rights to which any party may be entitled in any manner.

            TENTH: The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the law of the State of Colorado, and all rights herein conferred upon shareholders, directors and officers are subject to this reserved power.

            IN WITNESS WHEREOF, the undersigned, does hereby certify that the facts hereinabove stated are truly set forth and, accordingly, hereby executes this Amended and Restated Certificate of Incorporation this 25th day of September, 1998.



                                          /s/ Michael G. Archambault
                                          -------------------------------------
                                          Michael G. Archambault
                                          Vice President